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                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF
                                 LUMINENT, INC.


Luminent, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is Luminent, Inc. that is the name under which the corporation was originally incorporated. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on March 29, 2000 and amended on July 24, 2000. The Certificate of Incorporation is hereby amended and restated pursuant to Section 242 and Section 245 of the Delaware General Corporation Law.

     2. All amendments to the Certificate of Incorporation reflected herein have been duly authorized and adopted by the Corporation's Board of Directors and stockholders in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation. The text of the Certificate of Incorporation is amended hereby to read as herein set forth in full:

                                    ARTICLE I

     The name of this corporation is Luminent, Inc.

                                   ARTICLE II

     The name and address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Rd., Suite 400, Wilmington, Delaware 19808, New Castle County. The name of the registered agent at such address is Corporation Service Company.

                                   ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.



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                                   ARTICLE IV

     Section 1. Number of Authorized Shares. The total number of shares of stock which the Corporation shall have the authority to issue shall be 330,000,000 shares. The Corporation shall be authorized to issue two classes of shares of stock, designated, "Common Stock" and "Preferred Stock." The Corporation shall be authorized to issue 300,000,000 shares of Common Stock, each share to have a par value of $.001 per share, and 30,000,000 shares of Preferred Stock, each share to have a par value of $.001 per share.

     Section 2. Common Stock. The Board of Directors of the Corporation may authorize the issuance of shares of Common Stock from time to time. The Corporation may reissue shares of Common Stock that are redeemed, purchased, or otherwise acquired by the Corporation unless otherwise provided by law.

     Section 3. Preferred Stock. The Board of Directors of the Corporation may by resolution authorize the issuance of shares of Preferred Stock from time to time in one or more series. The Corporation may reissue shares of Preferred Stock that are redeemed, purchased, or otherwise acquired by the Corporation unless otherwise provided by law. The Board of Directors is hereby authorized to fix or alter the designations, powers and preferences, and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share, as well as the number of members, if any, of the Board of Directors or the percentage of members, if any, of the Board of Directors each class or series of Preferred Stock may be entitled to elect), rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, and to increase or decrease the number of shares of any such series subsequent to the issuance of shares of such series, but not below the number of shares of such series then outstanding.

     Section 4. Dividends and Distributions. Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

     Section 5. Voting Rights. Each share of Common Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation.

                                    ARTICLE V

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of directors or in the Bylaws of the Corporation.



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                                   ARTICLE VI

     The number of directors of the Corporation shall be fixed from time to time by or in the manner provided in the Bylaws of the Corporation or amendment thereof duly adopted by the Board of Directors or by the stockholders of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                   ARTICLE VII

     No action, which has not been previously approved by the Board of Directors, shall be taken by the stockholders except at an annual meeting or a special meeting of the stockholders. Any action required to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

                                  ARTICLE VIII

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                   ARTICLE IX

     To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (provided that the effect of any such amendment shall be prospective only) the "Delaware Law"), a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director. The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware Law (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Corporation to the fullest extent permitted by the Delaware Law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. The Corporation may create a trust fund, grant a security interest or use other means (including without limitation a letter of credit) to ensure the payment of such sums as may become necessary or desirable to effect the indemnification as provided herein. To the fullest extent permitted by the Delaware Law, the indemnification provided herein shall include expenses

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as incurred (including attorneys' fees), judgments, finds and amounts paid in settlement and any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified. Notwithstanding the foregoing or any other provision of this Article, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested Directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested Directors so directs) by independent legal counsel to the Corporation, that, based upon the facts known to the Board or such counsel at the time such determination is made, (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to the Corporation or its stockholders, and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the provisions of this Article VIII. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the Delaware Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, the Corporation's Bylaws, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. The Corporation may, but only to the extent that the Board of Directors may (but shall not be obligated to) authorize from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII as it applies to the indemnification and advancement of expenses of directors and officers of the Corporation.


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IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by
William R. Spivey, President of the Corporation, and attested by Eric Blachno, the Secretary of the Corporation. The signatures below shall constitute the affirmation and acknowledgment under penalties of perjury, that the facts herein stated are true.

Dated: October 28, 2000


By:      /s/ WILLIAM R. SPIVEY
         ------------------------------------
         William R. Spivey, President




ATTEST:

/s/ ERIC BLACHNO
Eric Blachno
Secretary